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                                                                EXHIBIT 3.25

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 AMF MEXICO INC.

          FIRST: The name of the corporation is:

                                 AMF Mexico Inc.

          SECOND: The address of the corporation's registered office in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of the registered agent of the corporation at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) all of which shall be Common Stock. The par value of each of such shares is one cent ($0.01) per share.

          FIFTH: The name and mailing address of the incorporator is Ariel Amir, Esq., c/o Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

          SIXTH: The corporation is to have perpetual existence.

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          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of credi-

                                        2
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tors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          NINTH: The corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto.

          TENTH: No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision therto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith,
(iii) shall have acted in a manner involving intentional misconduct

                                        3
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or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          ELEVENTH: Election of directors need not be by written ballot.

          TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 26th day of August, 1987.


                                                        /s/ Ariel Amir
                                                        ------------------------
                                                        Ariel Amir,
                                                        Sole Incorporator

                                        4

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                                                                        FILED

                                                                     JUL 18 1988

                                                                 /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

                               OF AMF MEXICO INC.

AMF Mexico Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

THE UNDERSIGNED DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of AMF Mexico, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended said Article shall be and read as follows: "THE NAME OF THIS CORPORATION SHALL BE AMF BOWLING MEXICO HOLDING, INC.

     SECOND: That thereafter, all of the stockholders of said corporation duly consented to the aforesaid resolution in accordance with the General Corporation law of the state of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, this certificate is signed by:

               BEVERLEY W. ARMSTRONG, its President

               DANIEL M. McCORMACK, its Secretary

this 1st day of June, 1988.


                                             BY : /s/ Beverley W. Armstrong
                                                  ------------------------------
                                                  Beverley W. Armstrong


                                         ATTEST : /s/ Daniel M. McCormack
                                                  ------------------------------
                                                  Daniel M. McCormack, Secretary

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                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

     AMF Bowling Mexico Holding, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 27th day of August, 1987 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1.   The name of the corporation is AMF Bowling Mexico Holding, Inc.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle and the name of its registered agent at such address is he Prentice-Hail Corporation System.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1990, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1990, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

     IN WITNESS WHEREOF, said AWF Bowling Mexico Holding, Inc. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to
be signed by Cheryle Toy, its Assistant Secretary                    , this 25nd
day of January, 1996.


                                             AMF Bowling Mexico Holding, Inc.

                                             By /s/ Cheryle Toy
                                               ---------------------------------
                                                                     Cheryle Toy

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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       of

                        AMF BOWLING MEXICO HOLDING, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is AMF Bowling Mexico Holding, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the Seventh Article thereof.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     The effective date of the amendment herein certified shall be March 29th, 1996.


Signed on March 28th, 1996.


                                             /s/ Daniel M. McCormack
                                             --------------------------------
                                             Daniel M. McCormack
                                             Vice President and Secretary


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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

     AMF Bowling Mexico Holding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of AMF Bowling Mexico Holding, Inc. adopted the following resolution on September 9, 1998.

     Resolved, that the registered office of AMF Bowling Mexico Holding, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, AMF Bowling Mexico Holding, Inc. has caused this statement to be signed by Douglas J. Stanard, its President this 9th day of September, 1998.


                                             /s/ Douglas J. Stanard
                                             -----------------------------
                                             Douglas J. Stanard, President

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                        AMF BOWLING MEXICO HOLDING, INC.

                           CERTIFICATE OF DISSOLUTION
                              BY WRITTEN CONSENT OF
                                SOLE STOCKHOLDER

     AMF Bowling Mexico Holding, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware

     DOES HEREBY CERTIFY AS FOLLOWS:

     The dissolution of said AMP Bowling Mexico Holding, Inc. was duly authorized by the Sole Stockholder of the Corporation in accordance with subsection (c) of Section 275 of the General Corporation Law of the State of Delaware.

     The date the dissolution was authorized was January 20, 1999.

     The following is the name and address of the Sole Director of AMF Bowling Mexico Holding, Inc.:

           Name                         Address
           ----                         -------
           Roger Cloutier II            100 South 5th Street, Suite 2400
                                        Minneapolis, MN 55402

     The following is the name and address of the officers of the Corporation:

     Name              Office                 Address
     ----              ------                 -------
     Mark Peters       Vice President and     100 South 5th Street, Suite 2400
                       Secretary              Minneapolis, MN 55402

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed this 20th day of January, 1999, by:

                            SOLE STOCKHOLDER

                            MINSTAR, INC.

                            By: /s/ Mary P. McConnell
                               -------------------------------------------------
                               Mary P. McConnell, Vice President and Secretary

                        AMF BOWLING MEXICO HOLDING, INC.

                            CERTIFICATE OF CORRECTION
                       REVOKING CERTIFICATE OF DISSOLUTION

     Minstar, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware

     DOES HEREBY CERTIFY AS FOLLOWS:

     The Certificate of Dissolution by Written Consent of Sole Stockholder of AMF Bowling Mexico Holding, Inc. executed as of January 20, 1999 and filed with the Secretary of State of the State of Delaware on April 8, 1999 is hereby declared and rendered null and void.

     The undersigned, Minstar, Inc., is not a shareholder of AMF Bowling Mexico Holding, Inc. and has no authority, statutory or otherwise, to dissolve AMF Bowling Mexico Holding, Inc.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Correction to be signed as of this 8th day of July, 1999.


                              MINSTAR, INC.

                              By:  /s/ Mary P. McConnell
                                 -----------------------------------------------
                                 Mary P. McConnell, Vice President and Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMF BOWLING MEXICO HOLDING, INC.

     The undersigned officer of AMF Bowling Mexico Holding, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY
CERTIFY:

          FIRST:    That the Certificate of Incorporation of this Corporation be amended by adding the following new Article Thirteenth (the "Amendment"):

                THIRTEENTH: Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

     SECOND:    That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, said AMF Bowling Mexico Holding, Inc. has caused this certificate to be executed and acknowledged pursuant to Section 103 of the DGCL by the undersigned authorized officer of the Corporation this 26 day of February, 2002.


                                           AMF BOWLING MEXICO HOLDING, INC.


                                           By:    /s/ Christopher F. Caesar
                                                  ------------------------------
                                                  Name:  Christopher F. Caesar
                                                  Title: President